Exhibit 10.12

EQUINOX HOLDINGS, INC.

1998 STOCK OPTION PLAN

1.                    PURPOSE

The purpose of the EQUINOX HOLDING, INC. 1998 STOCK OPTION PLAN (the “Plan”) is (i) to further the growth and success of Equinox Holdings, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined) by enabling directors, officers, employees, consultants, or advisors of the Company or any of its Subsidiaries to acquire shares of common stock, $.01 par value (the “Common Stock”), of the Company, thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and its Subsidiaries.

Options granted under the Plan may be either “incentive stock options” (“ISOs”), intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options (“NSOs”). For purposes of the Plan, the term “Subsidiary” shall mean “Subsidiary Corporation” as such term is defined in Section 424(f) of the Code. Unless the context otherwise requires, any ISO or NSO shall be referred to as an “Option”.

2.                    ADMINISTRATION OF THE PLAN.

(a)          Stock Option Committee.

The Plan shall be administered by the Board of Directors of the Company (the “Board”) or an Option Committee (the “Committee”) consisting of two or more persons appointed to such Committee from time to time by the Board; provided, however, that (i) to the extent necessary in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the 1934 Act with respect to transactions pursuant to the Plan, each of such persons shall be a “Non-Employee Director” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and (ii) if such qualification is deemed necessary in order for the grant or exercise of awards made under the Plan to qualify for any tax or other material benefit to participants of the Company under applicable regulations under Section 162(m) of the Code, each of such persons shall be an “outside director” (as defined in applicable regulations thereunder). The members of the Committee may be removed by the Board at any time either with or without cause. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by the Board. The term “Committee” shall, for all purposes of the Plan other than this Section 2, be deemed to refer to the Board if the Board is administering the Plan.

(b)         Procedures.

If the Plan is administered by a Committee, the Committee shall from time to time select a Chairman from among its members and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee; provided, however, that if the Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing,

(c)          Interpretations.

Except as otherwise expressly provided in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Option Agreement (as defined in Section 5(b), and to resolve all questions arising under the Plan. All decisions of the Committee shall be conclusive and binding on all participants in the Plan.

3.                    SHARES OF STOCK, SUBJECT TO THE PLAN.

(a)          Number of Shares.

Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the number of shares of Common Stock subject at any one time to Options granted under the Plan, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan, shall not exceed 1,000,000 shares. If and to the extent that Options granted under the Plan terminate, expire or are canceled without having been fully exercised, new Options may be granted under the Plan with respect to the shares of Common Stock covered by the unexercised portion of such terminated, expired or canceled Options.

(b)         Reservation of Shares

The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Options.

4.                    ELIGIBILITY.

(a)          General.

Options may be granted by the Committee under the Plan only to persons who are (i) directors, officers or employees of the Company or any of its Subsidiaries and (ii) consultants or advisors providing services to the Company or any of its Subsidiaries. Options granted to employees of the Company or any of its Subsidiaries shall be, in the discretion of the Committee, either ISOs or NSOs, and all other Options shall be NSOs.  Notwithstanding the foregoing, Options maybe conditionally granted to persons who are prospective directors, officers, or employees of the Company or any of its Subsidiaries; provided, however, that any such conditional grant of an ISO to a prospective employee shall, by its terms, become effective no earlier than the date on which such person actually becomes an employee.

(b)         Exceptions.

Notwithstanding anything contained in Section 4(a) to the contrary, no ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless (A) the Option Price (as defined in Section 6(a)) of the shares of Common Stock subject to such ISO is fixed at not less than 110% of the Fair Market Value on the date of grant (as determined in accordance with Section 6(b)) of such shares and (B) such ISO by its terms is not exercisable after the expiration of five years from the date it is granted.

5.                    GRANT OF OPTIONS.

(a)          General.

Options may be granted under the Plan at any time and from time to time after the Effective Date (as defined in Section 11) and on or prior to the Expiration Date (as defined in Section 12).

Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to determine:

(i) the persons (from among the class of persons eligible to receive Options under the Plan) to whom Options shall be granted (the “Optionees”);

(ii) the time or times at which Options shall be granted;

(iii) the number of shares subject to each Option;

(iv) the Option Price of the shares subject to each Option, which price shall be not less than the minimum specified in Section 4(b) or 6(a) (as applicable); and

(v) the time or times when each Option shall become exercisable and the duration of the exercise period.

(b)         Option Agreements.

Each Option granted under the Plan shall be designated as an ISO or an NSO and shall be subject to the terms and conditions applicable to ISOs or NSOs (as the case may be) set forth in the Plan; provided, however, that any Option deemed by the Committee to be an ISO that for any reason does not qualify as an incentive stock option under Section 422 of the Code shall be treated for all purposes under the Plan as an NSO. In addition, each Option shall be evidenced by a written agreement (an “Option Agreement”), containing such terms and conditions and in such form, not inconsistent with the Plan, as the Committee shall, in its discretion, provide. Each Option Agreement shall be executed by the Company and the Optionee.

(c)          No Evidence of Employment.

Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment or other relationship with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, subject to the terms of any separate agreement to the contrary, at any time to terminate such relationship or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

(d)         Date of Grant.

The date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant; provided, however, that in the case of an ISO, the date of grant shall in no event be earlier than the date as of which the Optionee becomes an employee of the Company or one of its Subsidiaries.

6.                    OPTION PRICE.

(a)          General.

Subject to Section 9, the price (the “Option Price”) at which each share of Common Stock subject to an Option granted under the Plan may be purchased shall be determined by the Committee at the time the Option is granted; provided, however, that (i) in the case of an ISO and not subject to Section 4(b) and (ii) in the case of an NSO granted at any time after the initial public offering of the Common Stock, such Option Price shall in no event be less than 100% of the Fair Market Value (as determined in accordance with Section 6(b)) of such share of Common Stock.

(b)         Determination of Fair Market Value.

Subject to the requirements of Section 422 of the Code, for purposes of the Plan, the “Fair Market Value” of shares of Common Stock shall be equal to the fair value of such shares on the date of grant as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arms’ length if there is no public trading market.

Anything contained in the Plan to the contrary notwithstanding, all such determinations shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

(c)          Repricing of NSOs.

Subsequent to the date of grant of any NSO, the Committee may, at its discretion and with the consent of the Optionee, establish a new Option Price for such NSO so as to increase or decrease the Option Price of such NSO.

7.                    EXERCISE OF OPTIONS.

(a)          Committee Determination.

Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of shares subject to the Option, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; provided, however, that if the Company files a registration statement under the Securities Act of 1933 (the “Securities Act”) for the initial public offering of its securities, no Option granted under the Plan shall be exercisable during the 180-day period immediately following the effective date of such registration statement. Subject to the proviso of the immediately preceding sentence, if an Option is not at the time of grant immediately exercisable, the Committee may (i) in the Option Agreement evidencing such Option, provided for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events or (ii) at any time prior to the complete termination of such Option, accelerate the exercise date or dates of such Option.

(b)         Automatic Termination of Option.

Unless otherwise determined by the Committee at the time of grant or, in the case of an NSO, thereafter, the unexercised portion of any Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

(i) the tenth anniversary of the date on which such Option is granted or, in the case of any ISO granted to a person described in Section 4(b), the fifth anniversary of the date on which such ISO is granted;

(ii) the expiration of three months from the effective date of a Termination of Relationship (other than as a result of an Involuntary Termination (as defined below) or for “Cause” (as defined below)); provided, however, that if the Optionee shall die during such three-month period, the time of termination of the unexercised portion of such Option shall be determined in accordance with subparagraph (iii) below;

(iii) the expiration of 12 months from the date of a Termination of Relationship if such termination is due to such Optionee’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) (an “Involuntary Termination”);

(iv) immediately upon a Termination of Relationship if such Termination of Relationship is for “Cause”;

(v)  the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide in the Option Agreement;

(vi) the effective date of a Corporate Transaction (as defined in Section 9(b)) to which Section 9(b)(ii) (relating to assumptions and substitutions of Options) does not apply; provided, however, that an Optionee’s right to exercise any Option outstanding prior to such effective date shall in all events be suspended during the period commencing 5 days prior to the proposed effective date of such Corporate Transaction and ending on either the actual effective date of such Corporate Transaction or upon receipt of notice from the Company that such Corporate Transaction will not in fact occur; and

(vii) except to the extent permitted by Section 9(b)(ii), the date on which an Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee.

“Cause” shall have the meaning set forth in any employment or services agreement between the Company or any Subsidiary thereof and the Optionee, or in the absence of either of such agreements or definition of Cause contained therein, as defined by the Committee. Any determinations by the Committee shall be final and conclusive and binding upon the Optionee.

“Termination of Relationship” means the termination of the employment or other relationship between the Company or any of its Subsidiaries and any Optionee for any reason whatsoever.

Anything contained in the Plan to the contrary notwithstanding, unless otherwise provided in an Option Agreement, no Option granted under the Plan shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or one of its Subsidiaries), so long as it does not result in a Termination of Relationship.

(c)          Limitations on ISOs.

To the extent that, at the time any portion of an ISO granted under the Plan is to become exercisable, the aggregate Option Price of such portion, when added to the aggregate fair market value of all stock subject to incentive stock options granted by the Company or its Subsidiaries before the date of grant of such ISO to the Optionee that have become or will by their terms become exercisable during that same calendar year, exceeds $100,000, such portion shall be deemed to be an NSO.

8.                    PROCEDURE FOR EXERCISE.

(a)          Payment.

At the time an Option is granted under the Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by an Optionee upon exercise of his Option:

(i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the shares with respect to which the Option is being exercised;

(ii) a full recourse demand note, payable by the Optionee to the Company in an amount equal to the aggregate Option Price of the shares with respect to which the Option is being exercised and bearing a market rate of interest as determined by the Committee;

(iii)  stock certificates (in negotiable form) representing shares of Common Stock having a Fair Market Value on the date of exercise (as determined in accordance with Section 6(b) as if the date of exercise were the date of grant) equal to the aggregate Option Price of the shares with respect to which the Option is being exercised; or

(iv) a combination of the methods set forth in clauses (i) and (ii).

(b)         Notice.

An Optionee (or other person, as provided in Section 10(b)) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole shares only), as provided in the Option Agreement evidencing his or her Option, by delivering a written notice (the “Notice”) to the Secretary of the Company. The Notice shall:

(i) state that the Optionee elects to exercise the Option;

(ii) state the number of shares with respect to which the Option is being exercised (the “Optioned Shares”);

(iii) state the method of payment of the Optioned Shares (which method must be available to the Optionee under the terms of his or her Option Agreement);

(iv) state the date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option and no later than 30 days from the delivery of such Notice);

(v) include any representations of the Optionee required pursuant to Section 10(a);

(vi) if the Option is exercised pursuant to Section 10(b) by any person other than the Optionee, include evidence to the satisfaction of the Committee of the right of such person to exercise the Option; and

(vii) include such further provisions consistent with the Plan as the Committee may from time to time require.

The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee.

Within 30 days of the exercise of the Option, the Optionee shall deliver to the Company a copy of any election filed by the Optionee with the Internal Revenue Service under Section 83(b) of the Code.

(c)          Issuance of Certificates.

The Company shall cause the issuance of a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10(b)) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section 10(b) shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an Option granted under the Plan until the date of issuance of a stock certificate pursuant to this Section 8(c).

9.                    ADJUSTMENTS.

(a)          Changes in Capital Structure.

Subject to Section 9(b), if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of shares of stock with respect to which Options may be granted under the Plan as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change. A corresponding adjustment changing the number and class of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change shall likewise be made. Anything contained in the Plan to the contrary notwithstanding, in the case of ISOs, no adjustment under this Section 9(a) shall be appropriate if such adjustment (i) would constitute a modification, extension or renewal of such ISOs within the meaning of Sections 422 and 424 of the Code, and the regulations promulgated by the Treasury Department thereunder, or (ii) would, under Section 422 of the Code and the regulations promulgated by the Treasury Department thereunder, be considered the adoption of a new plan requiring stockholder approval.

(b)         Corporate Transactions.

The following rules shall apply in connection with the dissolution or liquidation of the Company a reorganization, merger or consolidation of the Company (other than any such transaction resulting in the stockholders of the Company prior to such transaction owning a majority of the capital stock of the surviving entity entitled to vote for the election of directors), or any sale of all or substantially all assets of the Company (a “Corporate Transaction”):

(i) each holder of an Option outstanding at such time shall be given (A) written notice of such Corporate Transaction at least 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity, during the period commencing with delivery of such notice and ending 10 days prior to such proposed effective date, to exercise the Option to the full extent to which such Option would have been exercisable by the Optionee at the expiration of such 20-day period; provided, however, that upon the effective date of a Corporate Transaction, all Options granted under the Plan not so exercised shall automatically terminate; and

(ii) anything contained in the Plan to the contrary notwithstanding, Section 9(b)(i) shall not be applicable if provision shall be made in connection with such

Corporate Transaction for the assumption of outstanding Options by, or the substitution for such Options of new options covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option prices of shares subject to such options; provided, however, that in the case of ISOs, the Committee shall, to the extent not inconsistent with the best interests of the Company or its Subsidiaries (such best interests to be determined in good faith by the Committee in its sole discretion), use its best efforts to ensure that any such assumption or substitution will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 424(h) of the Code and the regulations promulgated by the Treasury Department thereunder.

(c)          Special Rules.

The following rules shall apply in connection with Section 9(a) and (b) above:

(i) no fractional shares shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to Section 9(a) or (b) shall be eliminated without consideration from the respective Options;

(ii) no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional shares of Common Stock or other securities; and

(iii) any adjustments referred to in Section 9(a) or (b) shall be made by the Committee in its sole discretion and shall be conclusive and binding on all persons holding Options granted under the Plan.

10.              RESTRICTIONS ON OPTIONS AND OPTIONED SHARES.

(a)          Compliance With Securities Laws.

No Options shall be granted under the Plan, and no shares of Common Stock shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until the Company and the Optionee shall have complied with all applicable Federal or state registration, listing and qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by the Company. Stock certificates representing shares of Common Stock acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS’ AGREEMENT DATED AS OF DECEMBER 31, 1998, AMONG EQUINOX HOLDINGS, INC. AND CERTAIN HOLDERS OF THE OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUCH CORPORATION.”

(b)         Nonassignability of Option Rights.

No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Option shall thereafter be exercisable, during the period specified in Section 7(b)(ii) or (iii) (as the case may be), by his or her executors or administrators to the full extent to which such Option was exercisable by the Optionee at the time of his or her death.

11.              EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the date (the “Effective Date”) on which the stockholders of the Company shall have approved the Plan.

12.              EXPIRATION AND TERMINATION OF THE PLAN.

Except with respect to Options then outstanding, the Plan shall expire on the date (the “Expiration Date”) which is the first to occur of (i) the tenth anniversary of the date on which the Plan is adopted by the Board, (ii) the tenth anniversary of the Effective Date, and (iii) the date as of which the Board, in its sole discretion, determines that the Plan shall terminate. Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or terminated or have expired by their respective terms.

13.              AMENDMENT OF PLAN.

The Board may at any time prior to the Expiration Date modify and amend the Plan in any respect; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of Common Stock and preferred stock of the Company, if any, entitled to vote (voting as a single class) shall be obtained prior to any such amendment becoming effective if and to the extent such approval is required by law or the rules of any stock exchange or automated quotation system upon which the Common Stock is listed or quoted, or to ensure that ISOs will continue to qualify as incentive stock options under Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder.

14.              CAPTIONS.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

15.              DISQUALIFYING DISPOSITIONS.

If Optioned Shares acquired by exercise of an ISO granted under this Plan are disposed of within two years following the date of grant of the ISO or one year following the transfer of the Optioned Shares to the Optionee (a “Disqualifying Disposition”), the holder of the Optioned Shares shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

16.              WITHHOLDING TAXES.

Whenever under the Plan shares of Common Stock are to be delivered by an Optionee upon exercise of an NSO, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local withholding tax and employment or other tax requirements relating thereto. At the time of a Disqualifying Disposition, the Optionee shall remit to the Company in cash the amount of any applicable Federal, state and local withholding taxes and employment or other tax requirements relating thereto.

17.              OTHER PROVISIONS.

Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions which are necessary to qualify the ISO as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations thereunder and shall not include any terms or conditions which are inconsistent therewith.

18.              NUMBER AND GENDER.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.

19.              GOVERNING LAW.

The validity and construction of this Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of Delaware.

This Plan was originally approved by the Board and by the stockholders of the Company on December 31, 1998.